EX-28.d.3.aa

SUBADVISORY AGREEMENT
THIS AGREEMENT is made and entered into effective the 22nd day of June, 2021, by and among NATIONWIDE VARIABLE INSURANCE TRUST (the “Trust”), a Delaware statutory trust, NATIONWIDE FUND ADVISORS (the “Adviser”) a Delaware business trust registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and NS PARTNERS LTD, a corporation organized under the laws of England and Wales (the “Subadviser”), and also registered under the Advisers Act.
W I T N E S S E T H:
WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of the 1st day of May, 2007 (the “Advisory Agreement”), been retained to act as investment adviser for certain of the series of the Trust that are listed on Exhibit A to this Agreement (each, a “Fund”);
WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement;
WHEREAS, the Trust and the Adviser each represent that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and
WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of each Fund’s assets that the Adviser will assign to the Subadviser, and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement,
NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to each Fund:
1. Appointment as Subadviser.  The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage that portion or all of the assets of the Fund that the Adviser from time to time upon reasonable prior notice allocates to, and puts under the control of, the Subadviser (the “Subadviser Assets”) subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement.  The Subadviser hereby accepts such appointment and, in such capacity, agrees to be responsible for the investment management of the Subadviser Assets.  It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust cannot object to such activities.
2. Duties of Subadviser.
(a) Investments.  The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund’s prospectus and statement of additional information as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof in writing, as supplemented or amended from time to time (collectively referred to hereinafter as the “Prospectus”) and subject to the directions of the Adviser and the Trust’s Board of Trustees, to monitor on a continuous basis the performance of the Subadviser Assets and to conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets.  Notwithstanding the foregoing, the Subadviser will not be liable for any adverse consequences affecting the Trust, its investors and/or the Adviser as a result of directives given by the Adviser or the Trust’s Board of Trustees or measures taken by the Adviser or the Trust’s Board of Trustees under this section 2(a), unless (i) the Subadviser, in its execution of directives so given, fails to meet the standard of care identified in Section 10(a) of this Agreement; or (ii) directives given and measures taken by the Adviser or the Trust’s Board of Trustees were necessary to correct any effects of culpable conduct by the Subadviser.  The Subadviser may engage one or more of its affiliates (including the Connor, Clark & Lunn Financial Group Ltd.) to assist the Subadviser in performing its obligations under this Agreement; however under such circumstances, the Subadviser shall be fully accountable to the Trust and/or the Adviser for any such actions taken or omissions made by such affiliate to the extent as if such actions or omissions were taken or made by the Subadviser.    The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser’s activities under this Agreement, including, without limitation, providing information concerning the Fund, its funds available or to become available for investment, and generally as to the conditions of the Fund’s or the Trust’s affairs.
(b) Compliance with Applicable Laws and Governing Documents.  In the performance of its services under this Agreement, the Subadviser shall act in conformity with the Prospectus and the Trust’s Agreement and Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust, the Fund or the Adviser notifies the Subadviser thereof in writing, as supplemented, amended and/or restated from time to time (referred to hereinafter as the “Declaration of Trust” and “By-Laws,” respectively) and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations.  Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser as to any act or omission of the Subadviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Trust’s Declaration of Trust and By-Laws and the Prospectus, the instructions and directions received in writing from the Adviser or the Trustees of the Trust or the 1940 Act, the Code, and all other applicable federal and state laws and regulations.  Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund’s and the Trust’s overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets.  The Adviser timely will provide the Subadviser with any materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement.
The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M and, if applicable, Section 817(h) of the Code.  In connection with such compliance tests, the Adviser shall inform the Subadviser at least ten (10) business days prior to a calendar quarter end if the Subadviser Assets are out of compliance with the diversification requirements under either Subchapter M or, if applicable, Section 817(h).  If the Adviser notifies the Subadviser that the Subadviser Assets are not in compliance with such requirements noted above, the Subadviser will take reasonably prompt action to bring the Subadviser Assets back into compliance within the time permitted under the Code thereunder.
The Adviser will provide the Subadviser with reasonable advance notice in writing of any change in the Fund’s investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided that the Subadviser has received prompt written notice of the effectiveness of such changes from the Trust or the Adviser.  In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes.  Notwithstanding the foregoing, the Trust and the Adviser acknowledge that the Subadviser shall not be responsible for failure to comply with any changes to the Prospectus unless the Trust and/or Adviser have made such modified Prospectus reasonably available to the Subadviser.  The Adviser acknowledges and will ensure that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus.  The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Trust as is required to be contained in the Prospectus or in the Trust’s Registration Statement on Form N-1A.
(c) Voting of Proxies.  The Adviser hereby delegates to the Subadviser the Adviser’s discretionary authority to exercise voting rights with respect to the securities and other investments in the Subadviser Assets and authorizes the Subadviser to delegate further such discretionary authority to a designee.  The Subadviser, including without limitation its designee (for which the Subadviser shall remain liable), shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time in accordance with the proxy voting policy of the Subadviser, and shall not be required to seek or take instructions from, the Adviser, the Fund or the Trust or take any action with respect thereto.  It is understood and agreed that the Subadviser shall also have the right to elect, at its discretion, not to exercise voting rights with respect to securities and other investments in which the Subadviser Assets may be invested at any time, subject in all such instances, to Subadviser’s fiduciary obligations and its having made a determination in good faith that not voting is in the best interests of the Fund.  If both the Subadviser and another entity managing assets of the Fund have invested the Fund’s assets in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the Fund’s security.
The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations.  The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser’s voting record with respect to the Fund’s securities and, upon written request, other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the “Securities Act”), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.
(d) Agent.  Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser’s and the Trust’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets.  The Subadviser agrees, upon written request, to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.
(e) Brokerage.  The Subadviser is authorized, subject to the supervision of the Adviser and the plenary authority of the Trust’s Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively “Brokers”) as Subadviser may elect and negotiate commissions to be paid on such transactions.  The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust’s Board of Trustees prior to establishing any such brokerage or other account.  The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with Brokers selected by the Subadviser.  In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for each Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below.  In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions.  Notwithstanding the foregoing, neither the Trust, the Fund nor the Adviser shall instruct the Subadviser to place orders with any particular Broker(s) with respect to the Subadviser Assets.  In evaluating the terms available for executing particular transactions for the Trust and in selecting broker-dealers to execute such transactions, the Subadviser may consider, in addition to commission cost and execution capabilities, the financial stability and reputation of broker-dealers and where applicable, ability to allocate commission to a Research Charge Collection Account (“RCCA”) in relation to payment for research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by such broker-dealers, through a Research Payment Account (“RPA”).  The Subadviser is authorized to pay a broker-dealer who provides such brokerage and Research Charge Collection Account facilities, a commission for executing a transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such commission is reasonable in relation to the value of the brokerage services provided by such broker-dealer in discharging responsibilities with respect to the account or to other client accounts as to which it exercises investment discretion.
It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser’s services to other clients.  On occasions when the Subadviser deems the purchase or sale of a security or other instruments to be in the best interests of the Fund with respect to the Subadviser Assets as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other instruments to be sold or purchased.  In such event, allocation of securities or other instruments so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be  equitable and consistent with its fiduciary obligations to each Fund and to such other clients.  It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Assets.
(f) Securities Transactions.  The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.
The Subadviser, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time.  As a result, the Subadviser, or any of its Access Persons may purchase, for his own account, the same securities as are purchased for the Trust but all such purchases will be made in compliance with the Personal Trading Code adopted by the Subadviser.  On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser’s Code of Ethics with respect to the Subadviser Assets or (ii) identifying any material violations which have occurred with respect to the Subadviser Assets.  The Subadviser will have also submitted its Code of Ethics for its initial approval by the Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.
(g) Books and Records.  The Subadviser shall maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder pertaining to the Subadviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions.  The Subadviser acknowledges that the Fund’s Records are property of the Trust; except to the extent that the Subadviser is required to maintain the Fund’s Records under the Advisers Act or other applicable law and except that the Subadviser, at its own expense, is entitled to make and keep a copy of the Fund’s Records for its internal files.  The Fund’s Records shall be available to the Adviser or the Trust at any time upon reasonable request during normal business hours and shall be available for telecopying promptly to the Adviser during any day that the Fund is open for business as set forth in the Prospectus.  Notwithstanding anything else to the contrary herein, the Subadviser shall retain a right to use the investment performance and track record of the Subadviser Assets (including in marketing) to the extent permitted by law. Further, for the avoidance of doubt, the Subadviser shall be entitled to retain and use records of each of its transactions and other records pertaining to the Subadviser Assets and the Fund as are necessary to support any such uses of the investment performance and track record.
(h) Information Concerning Subadviser Assets and Subadviser.  From time to time as the Adviser or the Trust reasonably may request in good faith, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on the Subadviser Assets, all in such reasonable detail as the parties may reasonably agree in good faith.  Notwithstanding the foregoing, the Subadviser agrees to inform the Adviser as promptly as reasonably practicable upon detection of any trade error and shall inform Adviser of its actions taken, if any, to remediate any such errors as soon as reasonably practicable. Notwithstanding the foregoing, in no event shall Subadviser be liable for any special, indirect, incidental, or consequential damages associated with any trade error.  The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, any changes in the senior management of the Subadviser or of any “assignment” or actual change in control or management of the Subadviser within the meaning of Section 2(a)(4) and Rule 2a-6 under the 1940 Act, and Section 202(a)(1) and Rule 202(a)(1)-1 under the Advisers Act.  Upon the Trust’s or the Adviser’s reasonable request, the Subadviser will make available its officers and employees to meet with the Trust’s Board of Trustees to review the Subadviser Assets via telephone on a quarterly basis and in person on a less frequent basis as agreed upon by the parties.
Subject to the other provisions of this Agreement, the Subadviser will also, as reasonably requested, provide such information or perform such additional acts with respect to the Subadviser Assets as are reasonably required for the Trust or the Adviser to comply with their respective obligations under applicable laws and regulations, including without limitation, requirements of or pertaining to the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.
(i) Custody Arrangements.  The Trust or the Adviser shall notify the Subadviser of the identities of its custodian banks and the custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser prompt written notice of any changes in such custodian banks or custody arrangements.  The Subadviser shall on each business day provide the Adviser and the Trust’s custodian such information as the Adviser and the Trust’s custodian may reasonably request in good faith relating to all transactions concerning the Subadviser Assets.  The Trust shall instruct its custodian banks to (A) carry out all investment instructions as may be directed by the Subadviser with respect to the Subadviser Assets (which instructions may be orally given if confirmed in writing); and (B) provide the Subadviser with all operational information necessary for the Subadviser to trade the Subadviser Assets on behalf of the Fund.  The Subadviser shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of the Subadviser properly authorized (pursuant to written instruction by the Adviser) to give such instructions and, in such case, only to the extent that the Subadviser has breached the standard of conduct set forth in Section 10(a). Notwithstanding any other provision in this Agreement or in any agreement executed with the Fund’s custodian (each, a “Custody Agreement”), the Adviser confirms, and the Subadviser acknowledges and agrees, that the Subadviser shall have no authority whatsoever, nor any authority to direct the custodian, to withdraw or transfer funds or securities from an account otherwise than in connection with effecting or settling trades for the account pursuant to this Agreement and subject to the requirements of Section 2(e) of this Agreement.  The custodian and not the Subadviser is responsible for the collection of income, dividends, and other distributions and for other functions incidental to the role of the custodian.

(j) Valuation Assistance.  The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Trust.  The Adviser hereby acknowledges that the Subadviser is not responsible for pricing portfolio securities.  Notwithstanding the foregoing, the Subadviser agrees that, upon reasonable request of the Adviser, it shall reasonably assist the Adviser in obtaining prices for portfolio securities and, to the extent it may lawfully do so, provide the Adviser with reasonable information, data or analyses in its possession.  The Adviser and the Trust acknowledge that any such information, data or analyses may be proprietary to the Subadviser or otherwise consist of nonpublic information, agree that nothing in this Agreement shall require Subadviser to provide any information, data or analysis in contravention of applicable legal or contractual requirements, and agree to use any such information only for the purpose of pricing portfolio securities and to maintain their confidentiality.
3. Independent Contractor.  In the performance of its services hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.
4. Expenses.  During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement.  The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement.  The Subadviser shall not be responsible for the Trust’s, the Fund’s or Adviser’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith, expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Subadviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.  The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Trust, the Fund or the

Adviser as may be reasonably incurred by such Subadviser on behalf of the Trust, the Fund or the Adviser.  The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.
5. Compensation.  For the services provided pursuant to this Agreement, the Subadviser is entitled to the fee listed for the Fund on Exhibit A hereto.  Such fees will be computed daily and paid no later than the seventh (7th) business day following the end of each month, from the Adviser, calculated at an annual rate based on the Subadviser Assets’ average daily net assets.
The method of determining the net asset value of the Subadviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Trust as described in the Fund’s Prospectus.  If this Agreement shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.
6. Representations and Warranties of Subadviser.  The Subadviser represents and warrants to the Adviser and the Trust as follows:
(a) The Subadviser is registered as an investment adviser under the Advisers Act.  At the date of signing the Agreement, the Subadviser confirms that it is also authorised and regulated by the Financial Conduct Authority (“FCA”);
(b) The Subadviser is not required to be registered as a Commodity Trading Advisor under the Commodity Exchange Act, as amended (the “CEA”), with the Commodity Futures Trading Commission (the “CFTC”);
(c) The Subadviser is a corporation duly organized and properly registered and operating under the laws of the England and Wales with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;
(d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary actions of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

(e) The Form ADV of the Subadviser previously provided to the Adviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
7. Representations and Warranties of Adviser.  The Adviser represents and warrants to the Subadviser as follows:
(a) The Adviser is registered as an investment adviser under the Advisers Act;
(b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;
(c) The Adviser is a business trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;
(d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its directors, shareholders or managing unitholder, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;
(e) The Form ADV of the Adviser previously provided to the Subadviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(f) The Adviser acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement.  In addition, the Adviser agrees and acknowledges that it has received a copy of Subadviser’s Disclosure Statement regarding the relationship between Subadviser and Connor, Clark & Lunn Financial Group Ltd.;
(g) The Adviser acknowledges that it has received a copy of the FCA required disclosures of the Subadviser which are attached as Exhibit B to this Agreement.
(h) The Fund will be a “qualified institutional buyer” for purposes of Rule 144A under the Securities Act of 1933 on and at all times subsequent to the date it commences trading (unless the Adviser notifies the Sub-Adviser to the contrary) because it falls within at least one of the following: (i) paragraph (a)(1)(i) of Rule 144A because it owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Fund; or (ii) paragraph (a)(1)(iv) of Rule 144A because it is part of a “family of investment companies” which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the Fund or are part of such family of investment companies; and
(i) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of each of the Trust’s mutual fund series, including without limitation the Adviser’s entering into and performing this Agreement.
8. Representations and Warranties of the Trust.  The Trust represents and warrants to the Adviser and the Subadviser as follows:
(a) The Trust is a statutory trust duly formed and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;
(b) The Trust is registered as an investment company under the 1940 Act and has elected to qualify and has qualified, together with the Fund, as a regulated investment company under the Code, and the Fund’s shares are registered under the Securities Act;
(c) The execution, delivery and performance by the Trust of this Agreement are within the Trust’s powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Trust of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust; and

(d) The Trust acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement.  In addition, the Trust agrees and acknowledges that it has received a copy of Subadviser’s Disclosure Statement regarding the relationship between Subadviser and Connor, Clark & Lunn Financial Group Ltd.
(e) The Trust acknowledges that it has received a copy of the FCA required disclosures of the Subadviser which are attached as Exhibit B to this Agreement.
9. Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to the recitals above and Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.
10. Liability and Indemnification.
(a) Liability.  The Subadviser shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act controls the Subadviser (“Controlling Persons”), if any, shall not be subject to any expenses or liability to the Adviser, any other subadviser to the Fund, the Trust or the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets.  The Adviser shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise (except as set forth in Section 10(c) below), in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets.  Notwithstanding the foregoing, nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.  In no event shall any party be liable in any circumstances for any indirect, incidental, consequential, exemplary, special or punitive damages.
(b) Indemnification.  The Subadviser shall indemnify the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which the Adviser, the Trust and/or the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.  The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.
The Trust shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.
(c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Fund with respect to the portion of the assets of the Fund not managed by Subadviser, or (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to the Fund, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request.  The Adviser agrees that Subadviser shall manage the Subadviser Assets as if they were a separate operating Fund as set forth in Section 2(b) of this Agreement.  The Adviser shall indemnify the Subadviser, its Affiliates and Controlling Persons from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of the Fund’s assets not allocated to the Subadviser.  Further, the Subadviser shall not be liable to any the Adviser, the Fund, the Trust or any other party for losses caused directly or indirectly by circumstances beyond the Subadviser’s reasonable control, including but not limited to government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, threatened or actual terrorist activity, national emergencies, labor difficulties, fires, earthquakes, floods or other catastrophes, acts of God, wars, riots, widespread computer viruses or failures of communication systems or power supply, provided that the Subadviser followed a reasonable business continuity program.

11. Duration and Termination.
(a) Duration.  Unless sooner terminated, this Agreement shall go into effect as to any Fund covered by this Agreement initially or at such later time as such Fund commences operations pursuant to an effective amendment to the Trust’s Registration Statement and shall remain in effect for an initial period of no more than two years that terminates on the second January 1st that occurs following the date thereof, and, for any Fund subsequently added to this Agreement, an initial period of no more than two years that terminates on the second January 1st that occurs following the effective date of this

Agreement with respect to such Fund, and thereafter shall continue automatically for successive annual periods with respect to each such Fund, provided such continuance is specifically approved at least annually by the Trust’s Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.
(b) Termination.  Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to the Fund, without payment of any penalty:
(i) By vote of a majority of the Trust’s Board of Trustees, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon not more than 60 days’ written notice to the Subadviser;
(ii) By any party hereto immediately upon written notice to the other parties in the event of a material breach of any provision of this Agreement by either of the other parties which breach has been communicated to the defaulting party and which breach has not been rectified within 30 days’ of such notice being provided to the defaulting party; or
(iii) By the Subadviser upon not less than 120 days’ written notice to the Adviser and the Trust.
This Agreement shall not be assigned by any party (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.
12. Duties of the Adviser.  The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement.  Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.
13. Reference to Adviser and Subadviser.
(a) Neither the Adviser nor any Affiliate or agent of the Adviser shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Subadviser to the Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed.  The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.
(b) Neither the Subadviser nor any Affiliate or agent of it shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to the Fund or to the Subadviser, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed.  The Subadviser will be entitled to use the name of the Adviser or the Trust in one-on-one presentations with prospective clients and consultants for referral purposes.  The Subadviser hereby agrees to make all reasonable efforts to cause any Affiliate of the Subadviser to satisfy the foregoing obligation.
14. Amendment.  This Agreement may be amended by mutual consent of the parties, evidenced in writing, provided that the terms of any material amendment shall be approved by:  (a) the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.
15. Confidentiality.  Subject to the duties of the Adviser, the Trust and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof; except to the extent:
(a) Authorized.  The Adviser or the Trust has authorized such disclosure;
(b) Court or Regulatory Authority.  Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal, state or other regulatory authorities;
(c) Publicly Known Without Breach.  Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;
(d) Already Known.  Such information already was known by the party prior to the date hereof;
(e) Received From Third Party.   Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund’s custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

(f) Independently Developed.  The party independently developed such information.
In addition, the Subadviser may disclose such confidential information to its officers, employees, affiliates and agents and to other third parties (including, without limitation, employees of the Connor, Clark & Lunn Financial Group Ltd., as well as custodians, brokers, counterparties and trade data repositories) solely as may be necessary for the performance of its services under this Agreement or to assist or enable the effective management of the Adviser’s overall relationship with the Subadviser and its affiliated entities, provided that any such confidential information disclosed by Subadviser will be under the same or substantially similar contractual limitations on the use and non-disclosure of such information.  This entire Section shall survive the termination of this Agreement.

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of confidential information that (i) are at least equal to industry standards for such types of locations, (ii) are in accordance with reasonable policies in these regards, and (iii) provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of confidential information under this Agreement.  Without limiting the generality of the foregoing, each party will take commercially reasonable measures to secure and defend its location and equipment against cyber-attacks, “hackers” and others, both internal and external, who may seek, without authorization, to modify or access its systems or the information found therein. Each party will periodically test its systems for potential areas where security could be breached. Each party will report to the other party promptly any breaches of security or unauthorized access to its systems that it detects or becomes aware of that would require notification to consumers and/or regulators, as may be required by applicable federal and/or state laws.  Each party will use reasonable and diligent efforts to remedy such breach of security or unauthorized access in a timely manner.
16. Regulatory Compliance and Money Laundering
The Adviser and the Trust acknowledge that measures aimed at the prevention of money laundering may require verification of Adviser’s identity, and the reporting of certain financial transactions by the Subadviser to regulatory authorities.  The Subadviser is subject to various statutes as follows:  The Proceeds of Crime Act 2002(as amended) (POCA) consolidated, updated and reformed the law relating to money laundering to include any dealing in criminal property and the Money Laundering Regulations 2017 (MLR), the Terrorism Act 2000 (as amended by the Anti-terrorism, Crime and Security Act 2001), as well as being a securities registrant in Canada and therefore obligated to comply with the provisions of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and its related regulations.  Adviser agrees to provide upon request further information and documentation to the Subadviser in order to comply with its obligations under these statutes and regulations.  Adviser and the Trust acknowledge that failure to provide such information may result in the Subadviser being unable to make certain investments on the Adviser and the Trust’s behalf.

The Adviser and the Trust hereby confirms to the Subadviser that to the best of their knowledge the amounts in the Fund are not directly, or to the Adviser’s or the Trust’s knowledge indirectly, derived from activities that may contravene U.S. federal, state or other laws and regulations, including laws and regulations governing money laundering and terrorist financing.  The Adviser and the Trust also represent and warrant to, and agree and covenant with the Subadviser that, to the best of their knowledge, none of (i) the Adviser, the Trust or the Fund, (ii) any person controlling or controlled by the Adviser, the Trust or the Fund, (iii) any person having a beneficial interest in the Adviser, the Trust or the Fund, or (iv) any person for which the Adviser, the Trust or the Fund, is acting as agent or nominee in connection with this Agreement (those persons covered by (ii), (iii) and (iv) collectively being referred to as “Related Parties”) is named on any list of prohibited persons, entities or jurisdictions maintained and administered by the Government of Canada, the Government of the United Kingdom, the Government of the United States of America, the United Nations, or otherwise covered by any other sanctions program administered by the Government of Canada, the Government of the United Kingdom, the Government of the United States, or the United Nations. The Adviser and the Trust agree to promptly notify the Subadviser should the Adviser or the Trust become aware of any change in the information set forth in this section.
17. Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:
(a)	If to the Subadviser:

NS Partners Ltd 1 Knightsbridge Green London, SW1X 7QA United Kingdom Attention: Tim Bray

Telephone: 011 44 203 535 8100 (speed dial #0912) Fax: 011 44 203 535 8140 Email: tbray@cclgroup.com

(b)	If to the Adviser:

Nationwide Fund Advisors One Nationwide Plaza Mail Code 5-02-210R Columbus, OH 43215 Attention: Legal Department Facsimile: (855) 664-5336

(c)	If to the Trust:

Nationwide Variable Insurance Trust One Nationwide Plaza Mail Code 5-02-210R Columbus, OH 43215 Attention: Legal Department Facsimile: (855) 664-5336

18. Jurisdiction.  This Agreement shall be governed by and construed in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control. Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the state courts of the State of Delaware, and (ii) subject to service of process in the State of Delaware. Unless the parties consent in writing to the selection of an alternative forum, the exclusive jurisdiction for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be the state and federal courts located in the State of Delaware (the “Delaware Courts”).  Each party hereto hereby irrevocably and unconditionally  (a) agrees not to commence any litigation relating thereto except in the Delaware Courts and (b) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court, by way of motion, as a defense, counterclaim or otherwise, that (i) such litigation brought therein has been brought in any inconvenient forum, (ii) it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each party irrevocably waives any right to trial by jury in any litigation which is initiated to resolve any dispute arising under this Agreement.
19. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.
20. Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.
21. Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
22. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

23. Entire Agreement.  This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof
24. Nationwide Variable Insurance Trust and its Trustees.  The terms “Nationwide Variable Insurance Trust” and the “Trustees of Nationwide Variable Insurance Trust” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Amended and Restated Agreement and Declaration of Trust made and dated as of October 28, 2004, as has been or may be amended and/or restated from time to time, and to which reference is hereby made.
25. No Third Party Beneficiaries.  This Agreement is for the exclusive benefit and convenience of the Trust, the Adviser and the Subadviser and there are no third-party beneficiaries of this Agreement. Nothing contained herein shall be construed as granting, vesting, creating or conferring any direct, indirect, or derivative right of action, or any other right or benefit, upon past, present or future shareholders of any Fund or upon any other third party.
26. Multi-Manager Funds.  In connection with securities transactions for the Fund, the Subadviser that is (or whose affiliated person is) entering into the transaction, and any other investment manager that is advising an affiliate of the Fund (or portion of the Fund) (collectively, the "Managers" for the purposes of this section) entering into the transaction are prohibited from consulting with each other concerning transactions for the Fund in securities or other assets and, if both Managers are responsible for providing investment advice to the Fund, the Manager's responsibility in providing advice is expressly limited to a discrete portion of the Fund's portfolio that it manages.
This prohibition does not apply to communications by the Adviser in connection with the Adviser's (i) overall supervisory responsibility for the general management and investment of the Fund's assets; (ii) determination of the allocation of assets among the Manager(s), if any; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a Manager.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.
TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By: /s/ Christopher Graham Name: Christopher Graham Title: VP, CIO

ADVISER
NATIONWIDE FUND ADVISORS

By: /s/ Christopher Graham Name: Christopher Graham Title: VP, CIO

SUBADVISER
NS PARTNERS LTD

By: /s/ Ian Beattie Name: Ian Beattie Title: Director

EXHIBIT A
SUBADVISORY AGREEMENT
AMONG
NATIONWIDE VARIABLE INSURANCE TRUST,
NATIONWIDE FUND ADVISORS
AND NS PARTNERS LTD

Effective June 22, 2021*

Funds of the Trust	Subadvisory Fees
NVIT Emerging Markets Fund	0.45% on Subadviser Assets up to $50 million; and
0.40% on Subadviser Assets of $50 million and more

*As approved at the Board of Trustees Meeting held on June 14-16, 2021.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.
TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By: /s/ Christopher Graham Name: Christopher Graham Title: VP, CIO

ADVISER
NATIONWIDE FUND ADVISORS

By: /s/ Christopher Graham Name: Christopher Graham Title: VP, CIO

SUBADVISER
NS PARTNERS LTD

By: /s/ Ian Beattie Name: Ian Beattie Title: Director

EXHIBIT B
FCA REQUIRED PROVISIONS

1.	FCA STATUS

At the date of signing the Agreement, the Subadviser confirms that it is authorised and regulated by the Financial Conduct Authority (“FCA”).  Certain provisions, required to be set out in the Agreement by the rules of the FCA from time to time in force (the “FCA Rules”), are included in this Schedule, which forms part of the Agreement.  Capitalised terms that are not defined in this Schedule (or in the Appendices hereto) shall be defined as set forth in the FCA Rules.

2.	CUSTOMER STATUS

The services to be provided under the Agreement by the Subadviser will be provided to the Adviser for the benefit of the Fund on the basis that the Trust is a Professional Client.  Under the FCA Rules, the Trust is entitled to request categorisation as either a Retail Client or as an Eligible Counterparty. However, it is not the Subadviser's policy and the Subadviser is not authorised by the FCA to provide investment management services to Retail Clients.  The Adviser, as agent for the Trust, hereby confirms its categorisation as a Professional Client and the Adviser, as agent for the Trust, hereby acknowledges that, by virtue of such fact, the Trust will not obtain the benefit of certain FCA Rules.

3.	COMPLAINTS PROCEDURE AND COMPENSATION

3.1	The Subadviser operates a written procedure in accordance with FCA Rules for the consideration of complaints from its Clients.

3.2	Any complaints should be referred to the compliance officer of the Subadviser.

3.3
The Adviser acknowledges that neither it nor the Trust nor the Fund has the right to complain to the UK Financial Ombudsman Service by reason of their status as a Professional Client under the FCA Rules.

3.4
FCA-regulated business conducted by the Subadviser pursuant to the Agreement is covered by the UK Financial Services Compensation Scheme to the extent that the Trust is an Eligible Claimant.  The Financial Services Compensation Scheme compensates eligible claimants for losses suffered as a result of the inability of an FCA-regulated firm to pay monies due, or satisfy obligations owed, to them (typically as a result of the firm's insolvency).  However, as an open-end management investment company under the Investment Company Act of 1940, as amended (being a collective investment scheme for UK regulatory purposes) the Trust is not an eligible claimant.  Accordingly, the Trust does not have the right to make claims as an eligible claimant for compensation under the Financial Services Compensation Scheme in respect of any inability of the Subadviser to satisfy a claim made against it.  However, it is possible that, depending on the specific services provided to the Adviser for the benefit of the Trust, the trustees might (acting on behalf of the Trust), in some circumstances, have the right to make a claim for compensation under the Financial Services Compensation Scheme in respect of an inability of the Subadviser to satisfy a claim made against it by the Trust.

5.	EXECUTION OF ORDERS

5.1
Upon executing transactions in Securities on behalf of the Trust, or placing orders relating to Securities on behalf of the Trust with a broker for execution by such broker, the Subadviser shall (except to the extent that it is following a specific instruction, if any, from the Trust) take all sufficient steps to obtain the best possible result for the Trust, taking into account the applicable Execution Factors that are relevant to the execution or placing of such order under the terms of the Subadviser's order execution policy.

5.2
The Adviser, as agent for the Trust, hereby expressly consents to (A) the Subadviser's order execution policy set forth in Appendix One of this Schedule, and (B) the execution of the Trust's orders relating to Securities outside of a Regulated Market or Multilateral Trading Facility.

6.	USE OF DEALING COMMISSION

Subject to FCA Rules, the Subadviser may pay, or authorise the payment and reimbursement of, brokerage commissions that may be in excess of the lowest rates available that are paid to brokers who execute transactions for the account of the Trust; provided, that the selection of a broker shall be made on the basis of the Subadviser’s order execution policy.

7.	LIMIT ORDERS

To the extent that the Subadviser places a Limit Order with a third party for execution by such third party, the Adviser, as agent for the Trust, hereby instructs the Subadviser not to make public (and use reasonable efforts to procure that the third party does not make public) the details of such Limit Order unless it, in its absolute discretion determines to do so.

6.	CONFLICTS OF INTEREST

The Subadviser may have certain conflicts of interest relating to the services it provides hereunder or otherwise. The Subadviser operates a Conflicts of Interests policy that it considers is appropriate to its size and organisation and the nature, scale and complexity of its business.

7.	CLIENT MONEY

The Subadviser shall not hold any cash or other assets of the Trust.

8.	FEES AND EXPENSES

The fees payable and the expenses repayable to the Subadviser are as set out in this Agreement.  No other fees or expenses are payable to the Subadviser for individual transactions or on any type of a commission basis.

9.	RISKS ASSOCIATED WITH INVESTMENTS

It should be appreciated that risks are inherent in the various investments that the Subadviser is permitted to invest in hereunder.  These risks are set forth in the Prospectus and the Trust’s Agreement and Declaration of Trust and By-Laws.

10.	SUITABILITY

The Subadviser manages the investment portfolio on the basis that, save as set out in the Investment Guidelines, the Trust is not seeking a particular risk profile and the Trust does not have a particular purpose other than investment return.

APPENDIX ONE
SUMMARY OF SUBADVISER'S ORDER EXECUTION POLICY
NS Partners Ltd
Best Execution Policy
September 2020

NS Partners Best Execution Policy
Purpose and Scope
This execution policy outlines the execution policy that NS Partners Ltd (NSP) follows on behalf of all its clients, in accordance with the UK Financial Conduct Authority rules incorporating MiFIR and MiFID II, to ensure that it gets the best possible results for its clients.
NS Partners has a duty to deal fairly, honestly, and in good faith with clients and an obligation to take all sufficient steps to achieve Best Execution.
Best Execution in the context of executing trading decisions means taking all sufficient steps to achieve the best possible result for clients taking into account execution factors such as price, speed, implicit and explicit costs, size, likelihood of execution and settlement, liquidity and the order characteristics. NS Partners’ Best Execution policy establishes a process for implementing trading decisions and quantitatively analysing results.
NS Partners Trading Objectives
NS Partners is a fundamental investor with an average holding period over two years. If a decision has been made to buy or sell a stock, NS Partners’ main objective is swift execution at the best price, lowest cost and minimal market impact. It is not to add significant value through trading strategies. The excess return on NS Partners’ portfolios will be driven by the quality of the investment process and management team not by trade execution strategies.
NS Partners trade execution process was designed with reference to the following principles:
•	Simple: easy to understand and easy to follow.
•	Consistent: similar situations should be dealt with in a similar fashion.
•	Practical: balance need for controls with the need to execute trades in a timely manner.
•	Efficient: maintain reasonable operational cost.
•	Transparent (audit trail): the life cycle of a trade and the investment rationale for each trade should be visible upon audit.
•	Fair: allocation to clients should be fair.
•	Accurate (limits errors): mitigate the risk of trading and allocation errors.
•	Properly authorized: all trades are subject to dual authorisation within the Charles River trade order management system.
NP Partners Trading Activities
NS Partners will generally execute trades for two reasons, the first being trades generated by cash flows and the second being trades as a result of investment decisions.
Cash Flow Trades:
The account manager or back-up account manager will manage the trade. For redemptions, the timing of the trade will be governed by client requirements. The size of the trade will influence the choice of trading program. Also, any previously signalled sell investment decisions will be taken into consideration, i.e. trading may not be pro-rated across the portfolio.

As a general principle, client assets will be kept in the market for the maximum possible time. However, the account manager has freedom to decide if market or individual equities movement should override this requirement. Trades are managed and implemented by the account manager with the aim of swift execution at the best price, lowest cost and minimal market impact.
Investment Decision Trades:
The country manager who recommended the investment decision takes responsibility for the trade. The country manager will take into account the liquidity of the stock and discuss a trading strategy with the broker that they select to execute the trade. Tactics such as volume limits, price limits, funding source requirements (contingent sales), targeting of volume weighted average price will be managed by the country manager. Trades are managed and implemented by the country manager with the aim of swift execution at the best price, lowest cost and minimal market impact. NS Partners maintains a choice of venues and entities which support the potential to obtain the best possible results for trade execution on a consistent basis.
NS Partners has an approved list of brokers which is subject to an approval process, which would generally incorporate appropriate regulatory checks, commission levels and a review of relevant documentation including their best execution policy. NS Partners does not have an affiliated broker relationships.
Measurement
NSP with the assistance of the LiquidMetrix Transaction Cost Analysis system monitors the effectiveness of the policy and its ability to achieve best execution. In determining whether the trade execution process has been effective, NP Partners compares the average execution price to two metrics in particular:

•
The VWAP Market Interval - First to Last Fill -The volume weighted average price of all public trades on all venues over the period of the order. An Interval VWAP tends to be low when a trade is executed without moving the market and is particularly relevant for larger trades executed over an extended period.

•
The price at the point in time the trade was sent to a broker (often described as a “Implementation Shortfall”). The Implementation Shortfall tends to be low when a trade is executed swiftly without impacting on the market price. It may be negative when a trade is delayed or a trading strategy moves the market.

For trades that occur over multiple days, this analysis should be undertaken for each day, rather than over the multi-day period.
On a quarterly basis, the Best Execution Committee, will review the analysis above, taking all factors into account and focussing on outliers and whether there are any consistent patterns of underperformance for particular brokers, account managers, country managers, or types of trades. Outliers and patterns of underperformance will be discussed with the relevant account manager, country manager, or CIO as appropriate and action taken where necessary.

Annual review
MiFID II requires that investment firms do not take any remuneration, discount or non-monetary benefit from routing client orders to a particular trading venue or execution venue. These actions would infringe our Conflicts of Interest, Inducements and Gifts policies and are therefore monitored accordingly.
The best execution policy and approved broker list is subject to an annual review which incorporates the inclusion of additional execution entities or venues, the removal of any existing execution entities or venues and the any realignment of the best execution factors.
Research
A research budget is set annually for the purpose of paying for third party research. This will not be linked to the volume and/or value of transactions executed on behalf of the clients. Trade executions will reflect an unbundled client research charge alongside a transaction charge from a selected number of our Authorised Brokers, with the research element collected through a ‘Research Charge Collection Account’ (RCCA) and held to the order of NS Partners. Monies from the RCCA’s will feed into a ‘Research Payment Account’ (RPA) through which, budgeted research costs will be paid.
Directed Trades
In general, NS Partners has full discretion on choice of entity or broker with whom to trade. However, should a client issue direction on choice of entity or broker, any such trades would not be subject to our best execution policy.

AUTHORISED BROKER LIST
Bank of America Merrill Lynch International (RCCA)
BCS Global Markets
CICC
CLSA (UK) (RCCA)
Credit Suisse Securities
Cowen International Limited (RCCA)
Exane BNP Paribas (RCCA)
Itau BBA International plc
Jefferies International Ltd
J.P. Morgan Cazenove Limited
Maybank Kim Eng Securities Pte Ltd
Morgan Stanley & Co. International Plc
RBC Europe Limited (RBC Capital Markets)
Redburn Partners LLP
Sanford C. Bernstein Limited / Alliance Bernstein (RCCA)
SinoPac Securities (Europe) Limited
Wood & Company